UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

Eagle Bulk Shipping Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2020, Eagle Bulk Shipping Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with DNB Markets, Inc., Fearnley Securities AS and Fearnley Securities, Inc., as underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters an aggregate of 290,055 shares (together with the 32,890 additional shares referred to below, the “Public Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), in an underwritten public offering at a purchase price of $17.195 per share (the “Purchase Price”), which reflects a price to the public of $18.10 per share less underwriting discounts and commissions of $0.905 per share. In connection with this underwritten public offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 32,890 shares of Common Stock at a price per share equal to the Purchase Price.

Concurrently with the underwritten public offering, the Company entered into a subscription agreement (the “Subscription Agreement”) with GoldenTree Asset Management LP, on behalf of certain funds and accounts for which it serves as investment manager (together with such funds and accounts, “GoldenTree”), pursuant to which the Company agreed to sell to GoldenTree 1,091,160 shares (the “Direct Shares”) of the Company’s Common Stock in a registered direct offering at a purchase price of $18.10 per share, subject to an availability premium of $0.85 per share purchased by GoldenTree.

The underwritten public offering and concurrent registered direct offering of Common Stock have been registered under the Securities Act by the Company as part of its registration statement on Form S-3 (No. 333-233208) filed with the SEC.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights and obligations of the parties. The closing of both offerings occurred and the delivery of the Public Shares and the Direct Shares was made on December 22, 2020.

The foregoing descriptions of the material terms of the Underwriting Agreement and the Subscription Agreement are qualified in their entirety by reference to the Underwriting Agreement and the Subscription Agreement, respectively, which are attached as Exhibit 1.1 and 4.1, respectively, and are incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

On December 17, 2020 and December 18, 2020 the Company issued press releases with respect to the launch and pricing, respectively, of the offerings described herein. A copy of the launch press release is attached hereto as Exhibit 99.1 and a copy of the pricing press release is attached hereto as Exhibit 99.2.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements. Forward-looking statements reflect management’s current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company’s forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 18, 2020, among Eagle Bulk Shipping, Inc. and DNB Markets, Inc., Fearnley Securities AS and Fearnley Securities, Inc., as underwriters.

4.1	Subscription Agreement, dated December 18, 2020, between Eagle Bulk Shipping, Inc. and GoldenTree Asset Management LP.

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

99.1	Press Release of the Company, dated December 17, 2020

99.2	Press Release of the Company, dated December 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)

Dated: December 22, 2020	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer